Exhibit 21.1

Subsidiaries of the Registrant

Legal Name of Subsidiary	Jurisdiction of Incorporation or Organization
Ortho-Clinical Diagnostics Australia Pty Ltd.	Australia
Ortho-Clinical Diagnostics FinCo S.à r.l., Barbados branch	Barbados
Ortho-Clinical Diagnostics NV	Belgium
Ortho-Clinical Diagnostics Bermuda Co. Ltd.	Bermuda
Ortho-Clinical Diagnostics Do Brasil Produtos Para Saude Ltda.	Brazil
Ortho-Clinical Diagnostics Canada Holdings Corporation	Canada
Ortho-Clinical Diagnostics Chile SpA	Chile
Ortho-Clinical Diagnostics Trading (China) Co. Ltd.	China
Ortho-Clinical Diagnostics Colombia SAS	Colombia
Ortho-Clinical Diagnostics Czech s.r.o	Czech Republic
Ortho-Clinical Diagnostics Denmark, filial af Ortho-Clinical Diagnostics Netherlands B.V.	Denmark
Ortho-Clinical Diagnostics MEA	Dubai
Ortho-Clinical Diagnostics France SAS	France
Crimson Germany GmbH	Germany
Germany OCD Holding GmbH & Co. KG	Germany
Ortho-Clinical Diagnostics GmbH	Germany
Ortho Clinical Diagnostics India Private Limited	India
Ortho-Clinical Diagnostics Italy Srl	Italy
Ortho-Clinical Diagnostics K.K.	Japan
Ortho-Clinical Diagnostics FinCo S.à r.l.	Luxembourg
Ortho-Clinical Diagnostics Holdings Luxembourg S.à r.l.	Luxembourg
Ortho-Clinical Diagnostics Luxembourg S.à r.l.	Luxembourg
Ortho-Clinical Diagnostics S.A.	Luxembourg
Ortho-Clinical Diagnostics Mexico Operations S de RL de CV	Mexico
Ortho-Clinical Diagnostics Mexico Services S de RL de CV	Mexico
OCD Investment Holdings B.V.	Netherlands
Ortho-Clinical Diagnostics Netherlands B.V.	Netherlands
Ortho-Clinical Diagnostics Australia Pty Ltd.	New Zealand
Ortho-Clinical Diagnostics Norway	Norway
Ortho-Clinical Diagnostics Panama Export S.A.	Panama
Ortho-Clinical Diagnostics Panama S.A.	Panama
Ortho-Clinical Diagnostics Philippines Inc.	Philippines
OCD Clinical Diagnostics Portugal, Unipessoal Lda	Portugal
Ortho-Clinical Diagnostics Netherlands BV (Puerto Rico branch), LLC	Puerto Rico
Ortho-Clinical Diagnostics Limited Liability Company	Russia
Branch of Ortho-Clinical Diagnostics Netherlands B.V.	Saudi Arabia
Ortho-Clinical Diagnostics Singapore Pte. Ltd.	Singapore
Ortho-Clinical Diagnostics Spain, S.L.	Spain
Ortho-Clinical Diagnostics Sweden AB	Sweden
Ortho-Clinical Diagnostics Switzerland GmbH	Switzerland
Ortho-Clinical Diagnostics Singapore Pte., Ltd., Korea Branch	South Korea
Ortho-Clinical Diagnostics (Thailand) Ltd.	Thailand
Crimson OCD (UK) Limited	United Kingdom
Ortho-Clinical Diagnostics	United Kingdom
Crimson International Assets LLC	Delaware, United States
Crimson U.S. Assets LLC	Delaware, United States
Ortho-Clinical Diagnostics Transport, LLC	Delaware, United States
Ortho-Clinical Diagnostics US FinanceCo I, LLC	Delaware, United States
U.S. Crimson Acquisition Inc.	Delaware, United States
Micro Typing Systems, Inc.	Florida, United States
Ortho-Clinical Diagnostics FinCo S.à r.l., US branch	New York, United States
Ortho-Clinical Diagnostics, Inc.	New York, United States